                                   EXHIBIT A

                                [Face of Warrant]

NO. DB-WRT- _______________                              ______________ Warrants
CUSIP _________________                                    To Purchase One Share
                                                            Of Common Stock Each

                                 DISCOVERY BANK

               ORGANIZED UNDER THE LAWS OF THE STATE OF CALIFORNIA

      THIS CERTIFIES THAT, for value received,

the registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from Discovery Bank, a California banking corporation (the "Bank"), at the purchase price of $15.00 per share upon issuance through December 31, 2006 (the "Warrant Price"), one share of the Bank's Common Stock, no par value (the "Common Stock"), for each Warrant comprising the aggregate number of Warrants set forth above. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth herein. This Warrant shall expire at 5:00 p.m. Pacific Time on December 31, 2006 (the "Expiration Date"), unless extended by the Bank, subject to regulatory approval.

      This Warrant is one of a duly authorized issue of up to 55,000 Warrants evidencing the right to purchase an aggregate of up to 55,000 shares of Common Stock and is issued in connection with the Bank's public offering consisting of up to 220,000 shares of Common Stock and one Warrant for every four shares of Common Stock purchased. The shares of Common Stock to be issued upon the exercise of Warrants are referred to herein as "Warrant Shares." The offer and sale of the Warrants and the Warrant Shares has been made pursuant to a Permit issued by the California Department of Financial Institutions.

      1. Exercise Period and Expiration Date. The Warrants are exercisable from issuance until the Expiration Date (the "Exercise Period"), unless extended. This Warrant shall expire in its entirety and no longer be exercisable at 5:00 p.m., Pacific Time, on the Expiration Date, unless extended. The Bank shall use its best efforts to qualify or register the Warrant Shares under the laws of the states in which the Holders reside and under applicable federal securities laws where no exemption from such registration or qualification is available.

      2. Exercise of Warrants. This Warrant may be exercised at the office of the Warrant Agent maintained for that purpose in Glendale, California, upon presentation and surrender hereof, with the Warrant Exercise Form on the reverse side hereof duly completed and signed, and upon payment of the Warrant Price (as adjusted in accordance with the provisions of Section 9 hereof), for the number of Warrant Shares in respect of which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made in cash in United States dollars, by certified or official bank check payable in United States dollars to the order of the Bank, or by any combination thereof.

      The Bank shall not be required to issue fractional Warrant Shares on the exercise of Warrants. When Warrants shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable by such Holder on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrants in full, the Bank shall pay an amount in cash equal to the then current market price per Warrant Share multiplied by such fraction. When Warrants shall be presented for exercise as to a specified portion, only full Warrant Shares shall be issuable and a new Warrant shall be issuable evidencing the remaining Warrant or Warrants.

      Upon such surrender of Warrants and payment of the Warrant Price as aforesaid, the Bank or its Warrant Agent shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided above in this Section 2, in respect of any fractional Warrant Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of the Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Bank shall be under no duty to deliver any certificate for such Warrant Shares. The purchase rights represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant evidencing the remaining Warrant or Warrants will be issued. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Bank.

      3. Exchange of Warrants. This Warrant may be exchanged without charge for another Warrant(s) entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant(s) surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant(s) shall make such request in writing delivered to the Bank or its Warrant Agent and shall surrender, properly endorsed, the Warrant(s) to be so exchanged. Thereupon, the Bank or its Warrant Agent shall deliver to the person(s) entitled thereto new Warrant(s) as so requested.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

      WITNESS, the facsimile seal of the Bank and the facsimile signatures of its duly authorized officers. This Warrant certificate is not valid until countersigned by the Warrant Agent.

                                                 DISCOVERY BANK,
                  [SEAL]                         a California corporation

                                              By:_______________________________
                                                  President

                                              By:_______________________________
                                                  Secretary

                                              Dated:____________________________

                                              Countersigned:

                                                 U.S. STOCK TRANSFER CORPORATION
                                                 As Warrant Agent

                                              By:_______________________________
                                                 Authorized Officer

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                               [End Warrant Face]

                            [Reverse Side Of Warrant]

      4. Transfer of Warrants. This Warrant shall be transferable only on the books of the Bank maintained by the Warrant Agent upon delivery hereof, with the Assignment of Warrant Form below duly endorsed with signatures properly guaranteed by a commercial bank or securities brokerage firm, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Bank or its Warrant Agent shall deliver a new Warrant or Warrants to the person(s) entitled thereto.

      5. Payment of Taxes. The Bank will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Bank shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of the Warrants, and in such case the Bank shall not be required to issue or deliver any certificates for shares of Common Stock or any Warrant until the person requesting the same has paid to the Bank the amount of such tax or has established to the Bank's satisfaction that such tax has been paid.

      6. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Bank or its Warrant Agent may, at its discretion issue, upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Bank or its Warrant Agent of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to the Bank or its Warrant Agent. An applicant for such a substitute Warrant shall reimburse Bank and its Warrant Agent for all reasonable expenses and shall also comply with such other reasonable regulations as the Bank or its Warrant Agent may prescribe.

      7. Reservation of Warrant Shares. The Bank shall at all times, while the Warrants are exercisable, keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. Promptly after the date of expiration of the Warrants, no shares shall be subject to reservation in respect of such Warrants.

      8. Cancellation of Warrants. The Bank or its Warrant Agent shall cancel any Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part.

      9. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustments from time to time upon the happening of certain events, as hereinafter defined:

            9.1 Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                  (a) In case the Bank shall: (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock; (ii) subdivide its outstanding shares of Common Stock into a greater number of shares; (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (iv) issue by reclassification of its shares of Common Stock or capital reorganization other securities of the Bank, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Bank which the Holder would have owned or would have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Paragraph
            (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment(s). All calculations shall be made to the nearest one hundredth (1/100) of a share.

                  (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, each Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying the Warrant Price immediately prior to the adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to the adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter. All calculations shall be made to the nearest whole penny.

                  (d) For the purpose of this Subsection 9.1, the term "shares of Common Stock" shall mean: (i) the class of stock designated as the Common Stock of the Bank at the date of this Warrant; or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Paragraph (a) above, the Holder shall become entitled to purchase any shares of the Bank other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Paragraphs (a) through (c), inclusive, above, and the provisions of Sections 1 and 2 and Subsections 9.2 through 9.4, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

            9.2 Voluntary Adjustment by the Bank. The Bank may at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Bank, subject to regulatory approval.

            9.3 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares are adjusted, as herein provided, the Bank shall cause to be mailed by first class mail, postage prepaid, to each Holder, notice of such adjustment or adjustments setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Any failure by the Bank to give notice to any Holder or any defect therein shall not affect the validity of such adjustment or of the event resulting in the adjustment, nor of the Holder's rights to such adjustment.

            9.4 No Adjustment for Dividends or Distributions. Except as provided in Subsections 9.1 and 9.6, no adjustment in respect of any dividends or distributions shall be made during the term of a Warrant or upon the exercise of a Warrant.

            9.5   Rights Upon Consolidation, Merger, etc.

                  (a) In the case of any consolidation of the Bank with or merger of the Bank into another corporation or in the case of any sale or conveyance to another corporation of the property of the Bank as an entirety or substantially as an entirety, such successor or purchasing corporation may assume the obligations hereunder, and may execute with the Bank an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such transaction to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which each Holder would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Bank shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this

            Section 9. The provisions of this Subsection 9.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (b) In the event that such successor corporation does not execute such an agreement with the Bank as provided in Paragraph
            (a), then each Holder shall be entitled to exercise outstanding Warrants, during a period of at least 30 days, which period shall terminate at least 5 days prior to consummation of the consolidation, merger, sale or conveyance, and thereby receive consideration in the transaction on the same basis as other previously outstanding shares of the same class as the Warrant Shares acquired upon exercise. The Bank shall use its best efforts to qualify or register the Warrant Shares issued pursuant to this Paragraph (b) under the laws of the states in which the holders reside and under applicable federal securities laws where no exemption from registration or qualification is available. Warrants not exercised in accordance with this Paragraph (b) before consummation of the transaction will be canceled and become null and void. The Bank shall mail by first class mail, postage prepaid, to each Holder, at least 10 days prior to the first date on which the Warrants shall become exercisable, notice of the proposed transaction setting forth the first and last date on which the Holder may exercise outstanding Warrants and a description of the terms of this Warrant providing for cancellation of the Warrants in the event that Warrants are not exercised by the prescribed date.

                  (c) The Bank's failure to give any notice required by this Subsection 9.5 or any defect therein shall not affect the validity of any such agreement, consolidation, merger, sale or conveyance of property.

            9.6 Rights Upon Liquidation. In case: (i) the Bank shall make any distribution of its assets to holders of its shares of Common Stock as a liquidation or partial liquidation dividend or by way of return of capital, or other than as a dividend payable out of capital and unimpaired surplus legally available for dividends under California law; or (ii) the Bank shall liquidate, dissolve or wind up its affairs (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets, and business as an entirety), then the Bank shall cause to be mailed to each Holder, by first class mail, postage prepaid, at least 20 days prior to the applicable record date, a notice stating the date on which such distribution, liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property or assets (including cash) deliverable upon such distribution, liquidation, dissolution or winding up. The Bank's failure to give the notice required by this Subsection 9.6 or any defect therein shall not affect the validity of such distribution, liquidation, dissolution or winding up.

            9.7 Statement on Warrant. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issued.

      10. No Rights as Stockholders. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof or the Holder's transferees the right to vote or to receive dividends or to consent to or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Bank or any other matter, or any rights whatsoever as stockholders of the Bank.

      11. Notices. Any notice pursuant to this Warrant by any Holder to the Bank or by the Bank to the Holder, shall be in writing and shall be mailed first class, postage prepaid, or delivered: (a) if to the Bank, at its Main Office at 1145 San Marino Drive, Suite 346, San Marcos, California 92069; or (b) if to the Holder, at the Holder's respective address on the books of the Bank.

      12. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

      13. Captions. The captions of the Sections and Subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

                              ASSIGNMENT OF WARRANT

           (To be signed only upon assignment or transfer of Warrant)

To: DISCOVERY BANK                        Or to: U.S. STOCK TRANSFER CORPORATION
    1145 San Marino Drive, Suite 346             1745 Gardena Avenue
    San Marcos, California 92069                 Glendale, California 91204

      FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

      PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:
________________________________________________________________________________

________________________________________________________________________________
(Name and Address of Assignee Must be Printed or Typewritten)

________________________________________________________________________________
________________________________________________________________________________

the within Warrant, hereby irrevocably constituting and appointing _____________ Attorney to transfer said Warrant on the books of the Bank, with full power of substitution in the premises.

Dated: ______________________________

                _______________________________________________
                           Signature of Record Holder

                 _______________________________________________
                           Signature of Record Holder

NOTE: The above signatures(s) must correspond with the names(s) as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed By:___________________________

                              WARRANT EXERCISE FORM
                  (To be signed only upon exercise of Warrant)

To: U.S. Stock Transfer Corporation
    1745 Gardena Avenue
    Glendale, California 91204

      The undersigned hereby irrevocably elect(s) to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______________ shares of the Bank's Common Stock, and request(s) that certificates for such shares be issued in the name of:

            Please print name and address:

            _______________________________________________

            _______________________________________________

            _______________________________________________

            Please provide Social Security or Federal Tax I.D. No.:

            _______________________________________________

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the whole number of shares purchasable under the within Warrant be registered in the name of the undersigned Holder or assignee as indicated below and delivered to the address stated below.

DATED: _____________________________

Address:

______________________________________

______________________________________

______________________________________
Signature of Record Holder or Assignee

______________________________________
Signature of Record Holder or Assignee

NOTE: The above signatures(s) must correspond with the name(s) as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever, unless this Warrant has been assigned.

Signature(s) Guaranteed By:___________________________

                                    EXHIBIT B

                                  FEE SCHEDULE

Acceptance of appointment as Warrant Agent:                           $   750.00

Maintain New Class of Warrants ($300 per month)                          Billed
                                                                         monthly

Issuance of Warrant Certificates/account set up ($500 minimum)        $3.50 each

Services and/or Out of Pocket Expenses not covered by the above fees will be billed as performed or incurred.